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                                                                      EXHIBIT 21

                         AMERICAN GREETINGS CORPORATION
                         Subsidiaries of the Registrant

                                                      State / Jurisdiction
            Subsidiary                                  of Incorporation
------------------------------------------        ------------------------------
A.G. Industries, Inc.                             North Carolina
A.G. (U.K.), Inc.                                 Ohio
AGC Funding Corporation                           Delaware
AGC Holdings, Inc.                                Delaware
AGC, Inc.                                         Delaware
A.G.C. Investments, Inc.                          Delaware
Carlton Cards Limited                             Canada
Carlton Cards Limited                             United Kingdom
Carlton Cards Retail, Inc.                        Connecticut
AmericanGreetings.com, Inc.                       Delaware
Gibson Greetings, Inc.                            Delaware
John Sands (Australia) Ltd.                       Delaware
Magnivision, Inc.                                 Delaware
Plus Mark, Inc.                                   Ohio
Those Characters From Cleveland, Inc.             Ohio
UKG Specialty Products Limited                    United Kingdom

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